Exhibit 99.1
FOR IMMEDIATE RELEASE
ACS Announces Fourth Quarter and Fiscal Year 2009 Results
Company Achieves Record Annual Revenue, Profit, Earnings Per Share, and Signings
DALLAS, Texas: August 6, 2009 — Affiliated Computer Services, Inc. (NYSE: ACS)
Key highlights from the fourth quarter of fiscal year 2009:
•	New business signings of $271 million of annual recurring revenue, second highest in Company history

•	Adjusted diluted earnings per share of $0.99

•	Record quarterly revenue of $1.70 billion

•	Total revenue growth of 6%, excluding divestitures

•	Internal revenue growth of 3%

•	Adjusted operating margin of 10.0%, impacted by deferred compensation

•	Record free cash flow of $326 million, or 19% of revenues

•	Cash balance of $731 million at June 30, 2009
ACS today announced record fourth quarter fiscal year 2009 revenues of $1.70 billion, a 6% increase, excluding divestitures, compared to the prior year quarter. Internal revenue growth was 3%. Fourth quarter fiscal year 2009 adjusted non-generally accepted accounting principles (“GAAP”) diluted earnings per share was $0.99, including costs of $1 million, or $0.01 per diluted share, related to Project Compete. Adjusted non-GAAP diluted earnings per share for the comparable prior year period was $0.95. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
Fourth quarter new business signings were the second highest in the Company’s history and totaled $271 million of annual recurring revenue with an estimated total contract value of $1.2 billion.
Total contract value of all signings, including new business signings, renewals and non-recurring revenue, was $2.2 billion for the fourth quarter of fiscal year 2009.
Operating cash flow for the fourth quarter of fiscal year 2009 was a record at $426 million, or 25% of revenues. Capital expenditures and additions to intangible assets increased to $100 million, or 6% of revenues. Free cash flow was $326 million, or 19% of revenues. The Company’s cash balance was $731 million at June 30, 2009.
“Fiscal 2009 was a remarkable year for ACS as our business model demonstrated consistency and resiliency amidst a very difficult economic backdrop,” said Lynn Blodgett, ACS president and chief executive officer. “We achieved record levels of revenue, profit, earnings per share and new business signings. I am proud of our employees for their dedication to ACS, appreciative of our clients for their trust and optimistic about our prospects for fiscal 2010.”
Additional highlights from the fourth quarter of fiscal year 2009:
•	Commercial signings represented 64% of new business signings and Government contributed 36%. From a service line perspective, business process outsourcing contributed 84% of new business signings and 16% were information technology outsourcing.

•	The Commercial segment contributed 60% of revenues and grew 4%, with 2% internal growth. The Government segment contributed 40% of revenues and grew 6%, with 5% internal growth.

•	Adjusted non-GAAP operating income was $170 million with an adjusted operating margin of 10.0%. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below. The Company’s reported GAAP and adjusted non-GAAP operating income and adjusted operating margin included:
•	costs of approximately $1 million related to Project Compete, our global production initiative, and

•	costs of approximately $8 million, or 50 basis points, related to our deferred compensation plan. The deferred compensation costs included in the Company’s adjusted non-GAAP operating income is offset in the Company’s other non-operating expense.
•	In June 2009, the Company acquired Anix, a United Kingdom-based provider of full service IT infrastructure and related solutions, to strengthen its IT delivery platform in the U.K. and expand its position in the global market. Anix generated trailing twelve month revenue of approximately $70 million.

•	In June 2009, to expand its service capabilities in the pharmacy audit market the Company acquired Pharm/Dur, a Philadelphia-based provider of pharmacy auditing and verification services. Pharm/Dur generated trailing twelve month revenue of approximately $6 million.
Key highlights from fiscal year 2009:
•	Record new business signings of $1.0 billion of annual recurring revenue

•	Record adjusted diluted earnings per share of $3.73

•	Record annual revenue of $6.52 billion

•	Total revenue growth of 6%, excluding divestitures

•	Internal revenue growth of 3%

•	Adjusted operating margin of 10.8%

•	Free cash flow of $514 million, or 8% of revenues
Fiscal year 2009 revenues were a record at $6.52 billion, a 6% increase, excluding divestitures, compared to the prior year. Internal revenue growth was 3%. Fiscal year 2009 adjusted non-

GAAP diluted earnings per share was a record at $3.73, including costs of $21 million, or $0.14 per diluted share, related to Project Compete. Adjusted non-GAAP diluted earnings per share for the prior year was $3.53. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
Fiscal year 2009 new business signings were a record at $1.0 billion of annual recurring revenue, a 27% increase over the prior year. Total contract value of fiscal year 2009 new business signings was also a record at $4.5 billion, a 43% increase over the prior year.
Total contract value of all signings, including new business signings, renewals and non-recurring revenue, was $9.3 billion for fiscal year 2009.
Operating cash flow for fiscal year 2009 was $877 million, or 13.4% of revenues. Capital expenditures and additions to intangible assets increased to $363 million, or 5.6% of revenues. Free cash flow was $514 million, or 7.9% of revenues.
Additional highlights from fiscal year 2009:
•	Commercial signings represented 61% of new business signings and Government contributed 39%. From a service line perspective, business process outsourcing generated 88% of new business signings and 12% were information technology outsourcing.

•	For the fiscal year, the Commercial segment accounted for 60% of revenues and grew 6%, of which 3% was internal. The Government segment accounted for 40% of revenues and grew 5%, of which 4% was internal.

•	Adjusted non-GAAP operating income was $701 million with an adjusted operating margin of 10.8%. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below. The Company’s reported GAAP and adjusted non-GAAP operating income and adjusted operating margin included:
•	costs of approximately $21 million, or 30 basis points, related to Project Compete, and

•	benefit of approximately $14 million, or 20 basis points, related to our deferred compensation plan. The deferred compensation costs included in the Company’s adjusted non-GAAP operating income is offset in the Company’s other non-operating expense.
ACS will discuss its financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations section of ACS’ website and will use certain non-GAAP financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a global FORTUNE 500 company with approximately 74,000 people supporting client operations reaching more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Learn more about ACS at www.acs-inc.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Actual performance may differ materially from those statements due to risks, uncertainties and other factors, including our issued debt, uncommitted debt capacity, and debt service costs, including any reductions in our credit rating; the reversal on appeal of the determination we did not default on our Senior Notes; the impact of the legal and regulatory environment, including the effect of claims and litigations; a decline of revenues from, or the loss or failure of, significant clients; the recoverability of capital investments in connection with our contracts; fluctuations in our non-recurring revenue; competitive conditions and their impact; customer satisfaction with our services; our dependency on third party providers; our success in identifying, acquiring and integrating businesses and technologies and in managing our operations and growth; the impact of contract provisions, such as termination rights, pricing provisions and service level penalties; our success in timely signing and commencing new business; risks in our international and domestic operations, including foreign currency exchange rates; and other factors, including those set forth under “Risk Factors” in our filings with the Securities and Exchange Commission. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Three Months Ended
	June 30,
	2009	2008
Revenues	$1,696,211	$1,613,655

Operating expenses:
Cost of revenues:
Wages and benefits	778,422	754,648
Services and supplies	433,853	377,258
Rent, lease and maintenance	193,334	191,334
Depreciation and amortization	106,478	98,976
Other	4,908	6,796

Total cost of revenues	1,516,995	1,429,012

Other operating expenses	8,881	6,771

Total operating expenses	1,525,876	1,435,783

Operating income	170,335	177,872

Interest expense	28,487	35,591
Other non-operating income, net	(4,399)	(2,373)

Pretax profit	146,247	144,654
Income tax expense	48,700	46,022

Net income	$97,547	$98,632

Earnings per share:
Basic	$1.00	$1.02

Diluted	$0.99	$1.01

Shares used in computing earnings per share:
Basic	97,617	96,703
Diluted	98,089	97,719
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Twelve Months Ended
	June 30,
	2009	2008
Revenues	$6,523,164	$6,160,550

Operating expenses:
Cost of revenues:
Wages and benefits	2,977,564	2,908,290
Services and supplies	1,597,713	1,383,801
Rent, lease and maintenance	785,160	746,077
Depreciation and amortization	395,034	380,571
Other	32,967	27,967

Total cost of revenues	5,788,438	5,446,706

Other operating expenses	48,783	68,766

Total operating expenses	5,837,221	5,515,472

Operating income	685,943	645,078

Interest expense	130,329	161,935
Other non-operating expenses (income), net	1,379	(13,076)

Pretax profit	554,235	496,219
Income tax expense	204,292	167,209

Net income	$349,943	$329,010

Earnings per share:
Basic	$3.59	$3.36

Diluted	$3.57	$3.32

Shares used in computing earnings per share:
Basic	97,510	98,013
Diluted	98,006	98,993
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
In thousands
(Unaudited)

	June 30,	June 30,
	2009	2008

Assets
Cash and cash equivalents	$730,911	$461,883
Accounts receivable, net	1,415,707	1,378,285
Income taxes receivable	19,210	7,076
Other current assets	249,257	255,872

Total current assets	2,415,085	2,103,116

Property, equipment, and software, net	955,158	920,637
Goodwill	2,894,189	2,785,164
Other intangible assets, net	436,383	444,479
Other assets	200,158	216,003

Total Assets	$6,900,973	$6,469,399

Liabilities:
Accounts payable	$272,889	$198,191
Accrued compensation and benefits	251,510	244,888
Other accrued liabilities	388,262	338,861
Deferred taxes	90,798	82,017
Current portion of long-term debt	295,172	47,373
Current portion of unearned revenue	187,349	173,809

Total current liabilities	1,485,980	1,085,139

Long-term debt	2,041,529	2,357,541
Deferred taxes	469,606	411,836
Other long-term liabilities	281,726	306,509

Total Liabilities	4,278,841	4,161,025

Total Stockholders’ Equity	2,622,132	2,308,374

Total Liabilities and Stockholders’ Equity	$6,900,973	$6,469,399

Frequently Used Terms
New business signings — while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results — In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the financial schedules included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits, net of insurance reimbursements: The Company incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits were filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. The derivative suits were settled during fiscal 2009. The Company made claims under its directors’ and officers’ insurance policies for reimbursement of these costs and has received a significant reimbursement from the insurance carriers. Management believes that these costs and related insurance reimbursements, although material, were not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to buyout offers and related shareholder derivative suits: The Company has incurred costs to evaluate our strategic alternatives, including the proposal from Darwin Deason, Chairman of the Board of Directors (“Chairman”), and Cerberus. In addition, several lawsuits were filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (collectively, “Buyout Related Costs”). Those lawsuits have been resolved. Management expects that the Company may continue to incur costs related to our evaluation of strategic alternatives. Management believes that these costs, although material and possibly recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to amending certain employee stock options: During the first quarter of fiscal year 2008, the Company amended the exercise price of certain outstanding stock options in order to reprice all, or a portion, of the respective stock option grants to the revised accounting measurement date to avoid adverse tax consequences to individual holders under Section 409(a) of the Internal Revenue Code (“Section 409(a)”). During the first quarter of fiscal year 2008, the Company expensed approximately $1.2 million related to these amended stock options (“Amended Options”). Management believes that these costs and cash payments are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

4.	Cost related to certain former employees’ stock options: The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that the Company will pay them the additional 20% income tax imposed by Section 409(a) if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409(a), subject to certain limitations. During the three and twelve month periods ended June 30, 2009, the Company recorded a credit of approximately $0.3 million and $0.9 million, respectively, based on the market price of ACS common stock. During the three and twelve months ended June 30, 2008, the Company recorded a charge of approximately $0.3 million and $1.4 million, respectively, based on the market price of ACS common stock. The Company will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

5.	Gain related to sale of our decision support business: In the second quarter of fiscal year 2008, the Company divested its decision support business and recognized a pre-tax gain of $2.4 million and an after tax gain of $1.6 million. Management believes that the decision support business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

6.	Gain related to sale of our bindery business: In the first quarter of fiscal year 2009, the Company divested its bindery business and recognized a pre-tax gain of $0.2 million and an after-tax loss of $0.8 million. Management believes that the bindery business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

7.	Litigation settlement: In fiscal year 2007, we recorded charges for a pre-acquisition claim related to our fiscal year 2005 acquisition of the human resources consulting business of Mellon Financial Corporation. In the third quarter of fiscal year 2008, we recovered approximately $1.8 million of this settlement. We believe that the settlement and subsequent recovery of this pre-acquisition claim is not related to our ongoing operations and that excluding them helps to provide a more meaningful representation of the performance from our continuing operations.

8.	Cost related to terminating the Supplemental Executive Retirement Agreement (“SERP Agreement”) between the Company and its Chairman: During the second quarter of fiscal 2009, at the request of the Company, the Chairman agreed to terminate the SERP Agreement and the stock options issued to the Chairman in 2003 in connection with the SERP Agreement due to the complex requirements of Section 409(a) of the Internal

Revenue Code. As a result, the Company incurred a charge of $8.9 million, as determined pursuant to Amendment No. 3 to the SERP Agreement, and the Company has no further obligations to the Chairman pursuant to the SERP Agreement (“SERP Termination”). The SERP Termination removes the potential future liability the Company might incur under the SERP Agreement. Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

9.	Gain related to sale of our Unclaimed Property Reporting and Recovery (“UPRR”) business. In the fourth quarter of fiscal year 2008, the Company divested its UPRR business and recognized a pre-tax gain of $1.0 million. Management believes that the UPRR business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

10.	Resolution of taxes, interest and penalty reversal related to Section 162(m) deductions. We included in our restatements of our fiscal year 2004, 2005 and the first three quarters of fiscal year 2006 financial statements an accrual for additional income tax liabilities and estimated penalties and interest related to certain cash executive compensation deductions previously taken under Section 162(m), which we believed may be non-deductible as a result of information that had been obtained by us in connection with our internal investigation, due to factors unrelated to revised measurement dates. In the fourth quarter of fiscal year 2008, we reversed approximately $4.8 million of accrued income taxes, penalties and interest associated with Section 162(m) issues, as we believe an accrual for these amounts is no longer required (“162 (m) Resolution”). These deductions were related to prior fiscal years, and management believes that excluding them provides a more meaningful representation of our results of operations.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (GAAP) TO ADJUSTED OPERATING INCOME (Non-GAAP)
(UNAUDITED, IN MILLIONS)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Income (GAAP)	$170.3	$177.9	$685.9	$645.1
Adjusting items, pre-tax:
Option investigation related costs, net of recoveries	(0.3)	(1.4)	6.7	32.6
Buyout related costs	—	1.0	0.8	9.9
Amended options (409(a))	—	—	—	1.2
Income tax reimbursement, net of recoveries	(0.3)	0.3	(0.9)	1.4
Sale of decision support business	—	—	—	(2.4)
Sale of bindery business	—	—	(0.2)	—
Legal settlement	—	—	—	(1.8)
SERP termination	—	—	8.9	—
Sale of UPRR	—	(1.0)	—	(1.0)

Adjusted Operating Income (Non-GAAP)*	$169.7	$176.8	$701.3	$685.0

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED NET INCOME (Non-GAAP)
(UNAUDITED, IN MILLIONS)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net Income (GAAP)	$97.5	$98.6	$349.9	$329.0
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	(0.2)	(0.9)	4.4	21.0
Buyout related costs	—	0.6	0.5	6.4
Amended options (409(a))	—	—	—	0.8
Income tax reimbursement, net of recoveries	(0.2)	0.2	(0.5)	0.9
Sale of decision support business	—	—	—	(1.6)
Sale of bindery business	—	—	0.8	—
Legal settlement	—	—	—	(1.1)
SERP termination	—	—	10.4	—
Sale of UPPR	—	(0.6)	—	(0.6)
162(m) resolution	—	(4.8)	—	(4.8)

Adjusted Net Income (Non-GAAP)*	$97.1	$93.1	$365.5	$350.0

RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP) TO
ADJUSTED DILUTED EARNINGS PER SHARE (Non-GAAP)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Diluted Earnings Per Share (GAAP)	$0.99	$1.01	$3.57	$3.32
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	—	(0.01)	0.04	0.21
Buyout related costs	—	0.01	—	0.06
Amended options (409(a))	—	—	—	0.01
Income tax reimbursement, net of recoveries	—	—	(0.01)	0.01
Sale of decision support business	—	—	—	(0.02)
Sale of bindery business	—	—	0.01	—
Legal Settlement	—	—	—	(0.01)
SERP termination	—	—	0.11	—
Sale of UPRR	—	(0.01)	—	—
162(m) resolution	—	(0.05)	—	(0.05)

Adjusted Diluted Earnings Per Share (Non-GAAP)*	$0.99	$0.95	$3.73	$3.53

*	Differences in schedule due to rounding.

Internal revenue growth — is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended June 30, 2009, the Company generated internal revenue growth of 3%. Internal revenue growth is measured as follows (unaudited, in millions):

	Three Months Ended June 30,
	2009	2008	Growth %(a)

Consolidated
Total Revenues	$1,696	$1,614	5%
Less: Divested	—	(9)

Adjusted Base	$1,696	$1,605	6%

Acquired Revenues*	$47	$7	3%
Internal Revenues	1,649	1,598	3%

Total	$1,696	$1,605	6%

Commercial
Total Revenues	$1,013	$970	4%
Less: Divested	—	(5)

Adjusted Base	$1,013	$965	5%

Acquired Revenues*	$34	$3	3%
Internal Revenues	979	962	2%

Total	$1,013	$965	5%

Government
Total Revenues	$683	$644	6%
Less: Divested	—	(4)

Adjusted Base	$683	$640	7%

Acquired Revenues*	$13	$4	2%
Internal Revenues	670	636	5%

Total	$683	$640	7%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

For the twelve months ended June 30, 2009, the Company generated internal revenue growth of 3%. Internal revenue growth is measured as follows (unaudited, in millions):

	Twelve Months Ended June 30,
	2009	2008	Growth %(a)

Consolidated
Total Revenues	$6,523	$6,161	6%
Less: Divested	—	(32)

Adjusted Base	$6,523	$6,129	6%

Acquired Revenues*	$188	$11	3%
Internal Revenues	6,335	6,118	3%

Total	$6,523	$6,129	6%

Commercial
Total Revenues	$3,909	$3,674	6%
Less: Divested	—	$(14)

Adjusted Base	$3,909	$3,660	7%

Acquired Revenues*	$132	$6	4%
Internal Revenues	3,777	3,654	3%

Total	$3,909	$3,660	7%

Government
Total Revenues	$2,614	$2,487	5%
Less: Divested	—	(18)

Adjusted Base	$2,614	$2,469	6%

Acquired Revenues*	$56	$5	2%
Internal Revenues	2,558	2,464	4%

Total	$2,614	$2,469	6%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (Unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Free Cash Flow
Net cash provided by operating activities	$426	$267	$877	$827
Less:
Purchase of property, equipment and software, net of sales	(88)	(75)	(320)	(268)
Additions to other intangible assets	(12)	(15)	(43)	(40)

Free Cash Flow*	$326	$177	$514	$518

*	Differences in schedule due to rounding.
Contacts
Investors
Jon Puckett, Vice President Investor Relations
214-841-8281
jon.puckett@acs-inc.com
Media
Kevin Lightfoot, Vice President Corporate Communications
214-841-8191
kevin.lightfoot@acs-inc.com
—end—